EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of this 3rd day of February, 2003 by and between IA Global, Inc, an Delaware corporation ("Company"), and Alan Margerison ("Executive").

                                    RECITALS

         WHEREAS, the Company and Executive desire to enter into arrangements pertaining to the terms of Executive's employment with the Company;

         NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, each intending to be legally bound, agree as follows:

                                    1. TERM

         The term of employment ("Term") shall commence as of the date of this Agreement and shall expire on the 3rd anniversary thereof, unless sooner terminated as set forth in Section 5 below.

                                   2. DUTIES

         Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive as President/CEO of the Company. Executive agrees to serve as President/CEO of the Company and to perform such duties in and consistent with that office as may reasonably be assigned to him by the Company's Board of Directors.

         Executive agrees to devote his best effort and skill to the business of the Company except for periods of vacation and absences made necessary because of illness, authorized leaves of absence and holidays and to promote the Company's best interests during the Term. The Company acknowledges that it is and has long been its policy to encourage its employees, including its officers, to participate, to a material extent, in civic, charitable, community and political activities, and the Company agrees that continued participation by Executive in such activities on a basis and to an extent consistent with his prior participation is consistent with his obligations under this Agreement.

                          3. COMPENSATION AND BENEFITS

         During the Term, Executive shall be entitled to receive compensation and benefits as follows:

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         (a) Base Compensation. Executive shall receive Base Compensation from the Company at an annual rate of $ 60,000. Executive's Base Compensation may be reviewed at least annually and as a result of such review, may be increased.

         (b) Additional Benefits. During the Term and thereafter, Executive and his dependents shall be entitled to participate in any qualified or supplemental retirement plan, health plan, disability plan and life insurance plan or arrangement then made available by the Company to its senior executives generally during the Term or subsequent thereto, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and the Company's practices with respect to such plans. Executive is responsible to set up a reasonable Benefit plan for employees.

         (c) Vacation. Executive is entitled to 20 days of vacation with full pay. Vacation will be scheduled by mutual agreement; however, Employee will be allowed sufficient discretion in scheduling to assure the vacation benefit may be used.

                           4. ADDITIONAL COMPENSATION

Additional Compensation including Options Plan shall be in discretion of the Compensation Committee, once taken effect.

                          5. TERMINATION OF EMPLOYMENT

         (a) Termination for Cause. The Company shall have the right to terminate Executive's employment with the Company for cause. For purposes of this Agreement, "cause" shall mean the following: (i) Executive's engagement, during the performance of Executive's duties hereunder, in acts or omissions constituting dishonesty, fraud, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) Executive's conviction of a felony;
(iii) Executive's violation or breach of any material provision of this Agreement; or (iv) Executive's unreasonable failure or refusal to perform his duties as the Company reasonably requires or to abide by the Company's policies for the operation of its business and the continuation thereof after the receipt by Executive of written notice from the Company or (iv) the Executive's gross negligence resulting in substantial economic loss or damage to Company or its reputation.

         (b) Termination by Executive. Executive shall have the right, at any time during the term of this Agreement, and for any reason, to terminate his employment with the Company upon giving 30 days' written Notice of Termination as set forth below to the Company.

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         (c) Compensation in the Event of Termination for Cause or by Executive.
If Executive's employment with the Company is terminated by the Company for cause, or if Executive's employment with the Company is terminated by Executive, then (i) the Base Compensation provided for in Section 3 shall cease to accrue as of the date of termination of Executive's employment with the Company ("Termination Date") specified in the Notice of Termination as set forth below;
(ii) the Company shall pay to Executive any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4; and (iii) Executive and his dependents shall cease to participate in the benefit plans and programs, as provided for in Section 3, as of the Termination Date specified in the Notice of Termination. Any benefits payable under insurance or health plans as a result of Executive's participation in such plans through the Termination Date shall be paid when due under those plans.

         (d) Disability. The Company shall have the right to terminate Executive's employment effective after the determination that Executive is unable to work due to a Disability. If Executive's employment is terminated pursuant to this Section 5(d), then: (i) the Base Compensation provided for in
Section 3 shall cease to accrue as of the Termination Date specified in the Notice of Termination as set forth below; (ii) the Company shall pay to Executive any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4, to the extent earned notwithstanding such termination; and (iii) at the option of Executive, Executive and his dependents may continue to participate in the benefit plans as provided for in Section 3 to the extent Executive and his dependents are eligible to participate in such benefit plans pursuant to the terms of such benefit plans. Any benefits payable under insurance and health plans as a result of Executive's participation in such plans through the Termination Date shall be paid when due under those plans. Following the Termination Date, the Company is not obligated to provide Executive or his dependents the benefits provided for in Section 3 in the event that Executive or his dependents are not eligible for participation in such plans pursuant to the terms of such plans due to the termination of Executive's employment with the Company or for any other reason.

         For purposes of this Agreement, "Disability" shall mean a physical or mental disability, as determined by an independent physician selected by the Company, that renders Executive incapable of performing his duties under this Agreement for 180 days or more within any 365-day period, of which at least 90 days are consecutive. The Termination Date pursuant to this Section 5(d) shall be no earlier than the date of the first day following the 180-day period described in this paragraph.

         (e) Death. If Executive dies during the term of this Agreement, the Company shall (i) pay Executive's Base Compensation for the period ending on the date of his death to his Beneficiary; and (ii) pay to Executive's Beneficiary any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4, to the extent earned notwithstanding Executive's death. Executive's dependents may continue to participate in the benefit plans as provided for in Section 3 to the extent Executive's dependents are eligible to participate in such benefit plans pursuant to the terms of such benefit plans. Following the Termination Date, the Company is not obligated to provide Executive's dependents the benefits provided for in Section 3 in the event that Executive's dependents are not eligible for participation in such plans pursuant to the terms of such plans due to the termination of Executive's employment with the Company or for any other reason.

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         For purposes of this Agreement, Executive's "Beneficiary" shall be the personal representative of Executive's estate or if no such representative shall be appointed within six months after the date of Executive's death, Executive's heirs under the laws of descent and distribution in effect in the state in which Executive is domiciled at the date of his death.

         (f) Termination Without Cause. The Company shall have the right to terminate Executive's employment with the Company without cause. If Executive's employment with the Company is terminated without cause, then (i) the Company shall pay Executive one-fourth (1/4) of the Executive's annual Base Compensation in lump sum provided for in Section 3; (ii) the Base Compensation provided for in Section 3 shall cease to accrue as of the Termination Date specified in the Notice of Termination set forth below; (iii) the Company shall pay to Executive any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4; and (iv) Executive and his dependents shall cease to participate in the benefit plans and programs, as provided for in Section 3, as of the Termination Date specified in the Notice of Termination. Any benefits payable under insurance or health plans as a result of Executive's participation in such plans through the Termination Date shall be paid when due under those plans.

         (g) Notice of Termination. Any termination of Executive's employment with the Company pursuant to this Section 5 (except in the circumstances of Executive's death) shall be communicated by a written notice of termination by the terminating party to the other party ("Notice of Termination") and shall indicate the Termination Date. The Notice of Termination by the Company for termination for cause shall indicate the specific provisions of this Agreement relied upon and shall set forth the reason for such termination.

         (h) Survival of Obligations Provided for in Section 6. If Executive's employment with the Company is terminated for any reason, Executive's obligations, duties and responsibilities, as provided for in Section 6 shall survive the termination of Executive's employment and shall continue as set forth therein.

                               6. CONFIDENTIALITY

         (a) Covenant Concerning Confidentiality. Executive agrees that he shall not disclose, during the Term and thereafter, without the prior written consent of the Company, to anyone outside of the Company and its subsidiaries any confidential matters of the Company or its subsidiaries or their predecessors for as long as such matters remain confidential and not generally known to the public, including without limitation, trade secrets, customer lists, pricing policies, operating methods, any proprietary information of any nature or any information concerning the business of, or any customer, representative, agent or employee of, the Company or its subsidiaries or their predecessors that was obtained by Executive in the course of his employment by the Company or its subsidiaries or their predecessors, unless such disclosure is made as a proper part of performing his duties for the Company. Executive further agrees that if his employment by the Company is terminated for any reason, he will not take with him, but will leave with and deliver to the Company, any and all records and papers of whatever nature that relate to his employment by the Company or bear any information about the Company or its subsidiaries or their predecessors. In the event Executive violates this provision, the Company shall be entitled to any and all of its remedies at law or in equity.

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         (b) Limitation on Covenant Concerning Confidentiality. Executive's
obligations pursuant to this Section shall not apply to any confidential information if and to the extent Executive is required pursuant to any statute, law, ordinance, rule, resolution or order of the U.S. Congress, any state or local legislature, a judge or an administrative law judge to testify in or to a legislative, judicial or regulatory proceeding or otherwise to disclose such confidential information. All such information is and will remain the exclusive property of the Company. For purposes of this Agreement, the terms "trade secrets" and "confidential information" include, but are not limited to, processes, methods, techniques, systems, formulas, patents, models, devices, compilations, customer lists or any information of whatever nature that gives to the Company and its subsidiaries an opportunity to obtain an advantage over a competitor who did not know or use it, but excludes matters which, without breach of Executive's obligations, are not generally known to the public.

         (c) Judicial Modification of Covenant Concerning Confidentiality. If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, rather this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to any extent invalid, such provisions shall not be construed to be null, void or of no effect, but, to the extent such provision would be valid or enforceable under applicable law if limited in scope, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable scope and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

                                7. NO ASSIGNMENT

         No interest or amount payable to Executive, his spouse or any other beneficiary under this Agreement shall be assignable (in law or equity) by Executive or such beneficiary and shall not be subject to any manner of alienation, sale, transfer, assignment, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrance of any kind. No such interest or amount payable or right to receive a payment or distribution may be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his spouse or other beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. This Agreement is personal in nature and, except as set forth in Section 13, neither this Agreement nor any rights or obligations under it may be assigned or delegated by either party without the express written consent of the other.

                                   8. NOTICES

         Any notice or communication given pursuant to this Agreement must be in writing and shall be effective only if delivered personally; or sent by facsimile transmission; or delivered by overnight courier service; or sent by certified mail, postage paid, return receipt requested, to the recipient at the address indicated below or to such other address as the party being notified may have previously furnished to the other party by written notice pursuant to this
Section 9:

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         If to the Company, to:

                  Satoru Hirai
                  IA Global, Inc.
                  533 Airport Blvd. Suite 400
                  Burlinagme  CA. 94010

         If to Executive, to:

                  Alan Margerison
                  IA Global, Inc.
                  533 Airport Blvd. Suite 400
                  Burlinagme  CA. 94010

         Notices under this Agreement shall be effective and deemed received on the date of personal delivery or facsimile transmission (as evidenced by facsimile confirmation of transmission); on the day after sending by overnight courier service (as evidenced by the shipping invoice signed by a representative of the recipient); or on the date of actual delivery to the party to whom such notice or communication was sent by certified mail, postage prepaid, return receipt requested (as evidenced by the return receipt signed by a representative of such party).

                         9. ENTIRE AGREEMENT; AMENDMENT

         This Agreement represents the entire agreement of the Company and Executive with respect to the matters set forth herein. No amendment or modification of the terms of this Agreement shall be binding upon the parties unless reduced to writing and signed by each of the parties.

                                10. SEVERABILITY

         Any provision of this Agreement prohibited by law or deemed unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

                               11. GOVERNING LAW

         This Agreement shall be interpreted and construed under the laws of the State of New York, and the parties consent to the jurisdiction of state and federal courts located in the State of New York over all matters relating to this Agreement.

                           12. SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

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                                   13. WAIVER

         No waiver by any party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

                           14. SURVIVAL OF PROVISIONS

         The provisions of Sections 6, 8, 10, 11, 12, 13, 14 and 15 of this Agreement shall survive the termination of Executive's employment with the Company and the expiration or termination of this Agreement.

                                15. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original.

                                16. WITHHOLDING

         The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.


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         IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first set forth above.



                                        IA GLOBAL, INC.

                                        /S/ SATORU HIRAI
                                        --------------------------------
                                        SATORU HIRAI, COO/CFO



                                        /S/ ALAN MARGERISON
                                        --------------------------------
                                        ALAN MARGERISON, EXECUTIVE



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